UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2009

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA 19512
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events.

On May 29, 2009, National Penn Bancshares, Inc. filed a registration statement to register an additional 10,000,000 shares of common stock for sale to participants in National Penn’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”).  The prospectus included in the registration statement contains the following clarifications regarding the operation of the Plan:

•
Participants in the Plan must be the registered owner of at least one share of National Penn common stock that is held in an account with the Plan’s administrator.  Participants are required to set up their account with the Plan’s administrator and their account must be effective at least two business days prior to the next monthly purchase date to have dividends reinvested and/or to purchase additional shares on the next monthly purchase date.

•
Our board of directors has given management the discretion to terminate the increased optional cash purchase limit of $250,000 per month and the 10% discount to “fair market value” currently in effect, at any time.  If not terminated earlier, under the terms of the Plan, this increased optional cash purchase limit and the 10% discount to “fair market value” will end upon the earlier of (1) the receipt by the Plan’s administrator after October 22, 2008 of an aggregate of $75,000,000 of optional cash purchases by Plan participants, or (2) December 31, 2009.  We will issue a press release or file a Form 8-K with Securities and Exchange Commission when the $250,000 optional cash limit and the 10% discount to “fair market value” are terminated.

•
Once the increased optional cash purchase limit of $250,000 per month and the 10% discount to “fair market value” are terminated, we will direct the Plan’s administrator to return to Plan participants all un-processed optional cash purchases and to cease making any further auto-debits for purchases on the upcoming monthly purchase date.  Participants who wish to make optional cash purchases under the reinstated $10,000 optional cash purchase limit at a purchase price equal to “fair market value” may do so beginning with the next monthly purchase date.  Auto-debits will also be automatically resumed for the next monthly purchase date.

•	Optional cash purchases must be made using a personal check or a monthly auto-debit from your bank account.

•
If the Plan’s administrator needs to return a cash payment to a participant for any reason, it will take the Plan’s administrator up to 15 calendar days to return the funds.  Funds will not earn interest during this period.

Also on May 29, 2009, National Penn began sending a letter to participants in the Plan notifying them of these clarifications to the operation of the Plan.  A complete copy of this letter is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Letter to Participants in the National Penn Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan, dated May 29, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	May 29, 2009	By:	/s/ Glenn E. Moyer
			Name:	Glenn E. Moyer
			Title:	President and CEO

EXHIBIT INDEX

Exhibit Number                               Description

99.1	Letter to Participants in the National Penn Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan, dated May 29, 2009.